Exhibit 10.3

GUILTY PLEA and PLEA AGREEMENT

United States Attorney

Northern District of Georgia

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF GEORGIA

ATLANTA DIVISION

CRIMINAL NO.

The United States Attorney’s Office for the Northern District of Georgia as counsel for the United States, and Defendant ALLERGAN, INC. (“Defendant” or “ALLERGAN”), hereby enter into this Plea Agreement pursuant to Rule 11(c)(1)(C) of the Federal Rules of Criminal Procedure. Defendant, having received a copy of the above-numbered Criminal Information and having been arraigned, hereby pleads GUILTY to Count One of the Criminal Information thereof.

I. ADMISSION OF GUILT

1.       The Defendant admits that it is pleading guilty because it is in fact guilty of the crime charged in Count One of the Criminal Information.

II. ACKNOWLEDGMENT & WAIVER OF RIGHTS

2.       The Defendant understands its rights and understands that by pleading guilty pursuant to this Plea Agreement, it is giving up a number of rights including the right:

(a)       to plead not guilty to the criminal charge brought against it;

(b)       to have a trial by jury, at which it would be presumed not guilty of the charge and the United States would have to prove every essential element of the charged offense beyond a reasonable doubt for it to be found guilty;

(c)       to confront and cross-examine witnesses against it and to subpoena witnesses in its defense at trial;

(d)       to pursue any affirmative defenses, Fourth Amendment or Fifth Amendment claims, and other pretrial motions that have been filed or could have been filed;.

(e)       to appeal its conviction if it is found guilty; and

(f)       to appeal the imposition of sentence against it.

Subject to this Court’s approval of this Plea Agreement, the Defendant knowingly and voluntarily waives the rights set out in Paragraph 2(a)-(f) above.

The Defendant understands that by pleading guilty pursuant to this Plea Agreement, it is giving up all of these rights and there will not be a trial of any kind.

The Defendant also understands that it ordinarily would have the right to appeal its sentence and, under some circumstances, to attack the conviction and sentence in post-conviction proceedings. By entering this Plea Agreement, the Defendant may be waiving some or all of those rights to appeal and to collaterally attack its conviction and sentence, as specified below.

Finally, the Defendant understands that to plead guilty, it will, through a duly authorized corporate representative, have to answer, under oath, questions posed by the Court concerning the rights that the Defendant is giving up and the facts of this case, and the Defendant’s answers, if untruthful, may later be used against it.

III. ACKNOWLEDGMENT OF PENALTIES

3.       The Defendant understands that, based on its plea of guilty to Count One of the Criminal Information, the statutory maximum penalty which may be imposed against it upon conviction is the following:

(a)       Maximum Fine: $200,000; or twice the gross pecuniary gain derived from the crime, or twice the gross pecuniary loss caused to the victims of the crime (18 U.S.C.

§ 3571(c) and (d)), whichever is larger;

(b)       Term of Probation: Pursuant to 18 U.S.C. § 3561(c)(2), the Court may impose a term of probation of not more than five years;

(c)       Mandatory special assessment: $125.00 due and payable immediately; and

(d)       Forfeiture of all misbranded drugs involved in the offense or substitute assets.

The Defendant understands that, before imposing sentence in this case, the Court will be required to consider, among other factors, the provisions of the United States Sentencing Guidelines to the extent applicable to this offense and that the Court has the discretion to depart or vary from those Guidelines.

IV. PLEA AGREEMENT

4.       The Defendant, its counsel, and the United States Attorney for the Northern District of Georgia (“Government”), as counsel for the United States, subject to approval by the Court, have agreed upon a negotiated plea in this case, the terms of which are as follows:

A. NO ADDITIONAL CHARGES

5.       The Government, and the United States Attorney’s Offices for each of the other 93 judicial districts of the United States, and the United States Department of Justice, agree that other than the charge in the Criminal Information in this case, they will not bring other criminal charges against the Defendant, ALLERGAN, or its present or former parents, affiliates, divisions, or subsidiaries; or their predecessors, successors, or assigns for (a) any conduct within the scope of the criminal investigation in the Northern District of Georgia related to the sales, marketing and promotion of BOTOX (therapeutic) and (b) any conduct related to the sales, marketing, and promotion of BOTOX (therapeutic) which is presently known to the United States Attorney’s Office for the Northern District of Georgia as of the date of the execution of this Plea Agreement. The Defendant understands that this provision does not bar prosecution by any state or local jurisdiction and the non-prosecution terms of this paragraph do not apply to civil matters of any kind, to any violation of the federal tax or securities laws, or to any crime of violence. Further, the Defendant understands that the United States takes no position as to the proper tax treatment of any of the payments made by the Defendant pursuant to this Plea Agreement, the Civil Settlement Agreement, or the Corporate Integrity Agreement referenced in this Plea Agreement.

6.       The Defendant agrees to waive as set forth in this Paragraph the statute of limitations, and any other time-related defense, to the charge to which it is agreeing to plead guilty under this Plea Agreement. The Defendant understands and agrees that, should it seek to withdraw its plea, it may then be prosecuted for any criminal violation of which the United States has knowledge arising out of this investigation, subject to any applicable statute of limitation or other time-related protection not waived in this paragraph. The Defendant agrees that if it does not enter its plea, or withdraws its plea, after signing this agreement, the time period between April 08, 2010 and its withdrawal shall be excluded from calculation of the limitations or time period.

7.       The Defendant or anyone acting on its behalf also waives all rights, whether asserted directly or by a representative, to request or receive from any department or agency of the United States any records pertaining to the investigation or prosecution of this case, including without limitation any records that may be sought under the Freedom of Information Act, 5 U.S.C. § 552, or the Privacy Act, 5 U.S.C. § 552a.

B. SENTENCING GUIDELINES

8.      Based upon the evidence currently known to the Government, the Government and the Defendant agree that the 2009 version of the United States Sentencing Commission Guidelines Manual is the appropriate Guidelines Manual to utilize.

C. RECOMMENDED SENTENCE

9.      Pursuant to Fed. R. Crim. P. 11(c)(1)(C), the Government and ALLERGAN agree that the appropriate disposition of this case is as follows:

(a)      that the Court impose a sentence requiring the Defendant ALLERGAN to pay $375 million dollars ($375,000,000), in U.S. dollars, $350 million dollars ($350,000,000) of which will be applied to a criminal fine, and $25,000,000 of which will be applied as substitute assets to satisfy the forfeiture obligation. ALLERGAN will pay these amounts within 10 business days of the date of sentencing. The Government and the Defendant agree that this fine and forfeiture amount represent a fair and just resolution of all issues associated with loss/gain and forfeiture calculations.

(b)      ALLERGAN agrees that as a result of its acts or omissions, the forfeitable property, that is the drugs which were misbranded, are no longer available for forfeiture as they cannot be located or have been transferred, sold or deposited with a third party, or otherwise disposed of, within the meaning of federal law. As a result, ALLERGAN agrees to the entry and satisfaction of a judgment and preliminary order of forfeiture on the date of the guilty plea, forfeiting to the United States the sum of $25,000,000 as substitute assets for the pertinent drugs. ALLERGAN agrees that, within 10 business days of the date of sentencing, ALLERGAN will make payment to the United States, by means of a wire transfer to the United States Marshal Service or check payable to same, in the amount of $25,000,000, this amount representing substitute assets of the offense for which it is pleading guilty, in full satisfaction of the judgment and preliminary order of forfeiture.

Forfeiture of substitute assets shall not be deemed an alteration of ALLERGAN’s sentence. The forfeiture set forth herein shall not satisfy or offset any fine, or other penalty imposed upon ALLERGAN, nor shall the forfeiture be used to offset ALLERGAN’s tax liability or any other debt owed to the United States. ALLERGAN agrees to consent to the entry of an order of forfeiture for the $25,000,000.00 in United States currency, and waives the requirements of Federal Rules of Criminal Procedure 32.2 and 43(a) regarding notice of the forfeiture in the charging instrument, entry of a preliminary order of forfeiture, announcement of the forfeiture at sentencing, and incorporation of the forfeiture in the judgment. ALLERGAN acknowledges that it understands that the forfeiture of assets is part of the sentence that may be imposed in this case and waives any failure by the Court to advise it of this, pursuant to Rule 11 (b)(1)(J), at the time the guilty plea is accepted.

In addition to all other waivers or releases set forth in this Agreement, ALLERGAN hereby waives any and all claims arising from or relating to the forfeitures set forth in this section, including, without limitation, any claims arising under the Double Jeopardy Clause of the Fifth Amendment, or the Excessive Fines Clause of the Eighth Amendment, to the United States Constitution, or any other provision of state or federal law.

(c)      ALLERGAN shall pay a mandatory special assessment of $125 pursuant to 18 U.S.C. § 3013.

(d)      In light of the Civil Settlement Agreement between ALLERGAN and others and the United States, attached hereto as Exhibit A, which requires the payment of $225 million plus interest, the parties agree that the complication and prolongation of the sentencing process that would result from an attempt to fashion a restitution order outweighs the need to provide restitution to the non-federal victims of this case, if any. Therefore, the Government agrees that it will not seek a separate restitution order as part of the negotiated guilty plea and the parties agree that the appropriate disposition of this case does not include a restitution order.

(e)      The Government recommends that in light of the Corporate Integrity Agreement executed contemporaneously with this guilty Plea Agreement, ALLERGAN should not be placed on probation.

10.      The Government and the Defendant understand that the Court retains complete discretion to accept or reject the recommended sentence provided for in Paragraph 9 of this Plea Agreement.

(a)      If the Court does not accept the recommended sentence in Paragraph 9, the United States and the Defendant agree that this Plea Agreement, except for Paragraph 10(b) below, shall be rendered void.

(b)      If the Court does not accept the recommended sentence, the Defendant will be free to withdraw its guilty plea (Fed. R. Crim. P. 11(c)(5) and (d)). If the Defendant withdraws its plea of guilty, this Plea Agreement, the guilty plea, and any statement made in the course of any proceedings under Fed. R. Crim. P. 11 regarding the guilty plea or this Plea Agreement or made in the course of plea discussions with an attorney for the Government shall not be admissible against the Defendant in any criminal or civil proceeding, except as otherwise provided in Fed. R. Evid. 410.

D. RIGHT TO ANSWER QUESTIONS AND CORRECT MISSTATEMENTS

11.      The Government reserves the right to inform the Court and the Probation Office of all facts and circumstances regarding the Defendant and this case, and to respond to any questions from the Court and the Probation Office, and to any misstatements of fact or law.

E. SPECIAL ASSESSMENT

12.      The Defendant agrees that it will pay the mandatory special assessment in the amount of $125 by money order or certified check made payable to the Clerk of Court, U.S. District Court, 2211 U.S. Courthouse, 75 Spring Street, S.W., Atlanta, Georgia 30303, on or before the date of sentencing.

V. LIMITED WAIVER OF APPEAL

13.      LIMITED WAIVER OF APPEAL: To the maximum extent permitted by federal law, ALLERGAN voluntarily and expressly waives the right to appeal its conviction and sentence and the right to collaterally attack its conviction and sentence in any post-conviction proceeding (including, but not limited to, motions filed pursuant to 28 U.S.C. § 2255) on any ground. The Defendant understands that this Plea Agreement does not limit the Government’s right to appeal, but if the Government initiates a direct appeal of the sentence imposed, the Defendant may file a cross-appeal of that same sentence.

VI. VOLUNTARY PLEA

14.      The Defendant’s decision to enter into this Plea Agreement and to tender a plea of guilty is freely and voluntarily made and is not the result of force, threats, assurances, promises, or representations other than the representations contained in this Plea Agreement. The United States has made no promises or representations to the Defendant as to whether the Court will accept or reject the recommendations contained within this Plea Agreement.

VII. PROBATION DEPARTMENT NOT BOUND BY AGREEMENT

15.      The sentencing disposition agreed upon by the parties and their respective calculations under the Sentencing Guidelines are not binding upon the United States Probation Office. ALLERGAN and the United States Attorney’s Office agree to seek a sentencing by the District Court immediately following the Rule 11 plea hearing and do not object to the Court proceeding to sentence ALLERGAN in the absence of a Presentence Report in this case. ALLERGAN understands that the decision whether to proceed immediately following the plea hearing with the sentencing proceeding, and to do so without a Presentence Report, is exclusively that of the United States District Court. This paragraph does not affect ALLERGAN’s rights under Paragraph 10 of this Plea Agreement.

VIII. VIOLATION OF PLEA AGREEMENT

16.      At the time of the acceptance of the guilty plea by the Court, the Government will close its investigation of ALLERGAN. If the Government determines that ALLERGAN has failed to comply with any material provision of this Plea Agreement or prior to the entry of this plea of guilty has committed any crime following its execution of this Plea Agreement, the Government may, at its sole option, be released from its commitments under this Plea Agreement in its entirety by notifying ALLERGAN, through counsel or otherwise, in writing. The Government may also pursue all remedies available to it under the law, even if it elects not to be released from its commitments under this Plea Agreement. ALLERGAN recognizes that any such material breach by it of an obligation under this Plea Agreement shall not entitle it to withdraw from its guilty plea. ALLERGAN understands that, should it breach any material provision of this agreement, the

Government will have the right to use against ALLERGAN before any grand jury, at any trial or hearing, or for sentencing purposes, any statements which may be made by it, and any information, materials, documents or objects which may be provided by it to the Government subsequent to this Plea Agreement, without any limitation.

17.    ALLERGAN understands and agrees that this Rule 11(c)(1)(C) plea agreement and its agreed-upon criminal disposition:

(A)

are wholly dependent upon ALLERGAN’s entering into and completing its obligations under the attached Civil Settlement Agreement, including the requirement in that agreement that ALLERGAN pay to the United States and the Medicaid Participating States the amount of two hundred twenty-five million dollars ($225,000,000) in accordance with the terms of the Civil Settlement Agreement; and

(B)

are wholly dependent upon ALLERGAN’s entering into a dismissal with prejudice, the lawsuit Allergan, Inc. v. United States of America, et al., Civil Action No. 09-1879 (JDB), filed in the United States District Court for the District of Columbia.

The failure by ALLERGAN to comply with the material terms of either this Plea Agreement, the attached Civil Settlement Agreement, or the filing of the above-described dismissal with prejudice will constitute a breach of this Agreement, provided however, that a breach of the Corporate Integrity Agreement (the “CIA”), referred to in the Civil Settlement Agreement, does not constitute a breach of this Plea Agreement, and any disputes arising under the CIA shall be resolved exclusively through the dispute resolution provisions of the CIA.

18.      In the event ALLERGAN at any time hereafter breaches any material provision of this Plea Agreement, ALLERGAN understands that (1) the Government will as of the date of that breach be relieved of any obligations it may have in this Plea Agreement and the Civil Settlement Agreement; and (2) ALLERGAN will not be relieved of its obligation to make the payments set forth in this Plea Agreement and ALLERGAN will not be relieved of its obligation to make the payments set forth in the attached Civil Settlement Agreement, nor will it be entitled to return of any monies already paid. In the event that the Government hereafter breaches any material provision of this Plea Agreement, the Government understands that ALLERGAN will as of the date of that breach be relieved of any obligations provided in this Plea Agreement.

XI. CORPORATE AUTHORIZATION

19.      ALLERGAN shall provide to the U.S. Attorney and the Court a certified copy of a resolution of the Board of Directors of ALLERGAN, affirming that the Board of Directors of ALLERGAN has authority to enter into the Plea Agreement and has (1) reviewed the Criminal Information in this case and the proposed Plea Agreement or has been fully advised of the contents thereof; (2) consulted with legal counsel in connection with the matter; (3) voted to enter into the proposed Plea Agreement; (4) voted to authorize ALLERGAN to plead guilty to the charge specified in the Plea Agreement; and (5) voted to authorize the corporate officer identified below to execute the Plea Agreement and all other documents necessary to carry out the provisions of the Plea Agreement.

20.      ALLERGAN agrees that a duly authorized corporate officer will appear on behalf of ALLERGAN and will enter the guilty plea and will also appear for the imposition of sentence.

X. ENTRY OF AGREEMENT

21.      This Plea Agreement constitutes the entire agreement between the United States Attorney’s Office for the Northern District of Georgia and the Defendant concerning the disposition of the criminal charge in this case. There are no other agreements, promises, representations, or understandings between the Defendant and the Government. This Plea Agreement cannot be modified except in writing, signed by the United States and the Defendant.

22.      The undersigned is authorized to enter this Plea Agreement on behalf of the Defendant as evidenced by the Resolution of the Board of Directors of the Defendant, attached hereto as Exhibit B, and incorporated by reference in, this Plea Agreement.

23.      A facsimile signature shall be deemed an original signature for the purpose of executing this Plea Agreement. Multiple signature pages are authorized for the purpose of executing this Plea Agreement.

In Open Court this	day of , 2010.

STEPHEN S. COWEN	SAMUEL J. GESTEN
PHYLLIS B. SUMNER	EXECUTIVE VICE PRESIDENT and
MATTHEW H. BAUGHMAN	GENERAL COUNSEL
VICTORIA M. CALVERT	ALLERGAN, INC.
KING & SPALDING LLP	Corporate Representative
Counsel for Defendant ALLERGAN, INC.

JOHN T. BENTIVOGLIO
SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
Counsel for Defendant ALLERGAN, INC.

______________________________
RANDY S. CHARTASH
ASSISTANT UNITED STATES ATTORNEY

______________________________
DOUGLAS W. GILFILLAN
ASSISTANT UNITED STATES ATTORNEY

______________________________
SIGNATURE (Approving Official)
F. GENTRY SHELNUTT
(This document is not a plea offer until signed by an approving official.)

______________
DATE

The Defendant has been advised of the Criminal Information against it and has discussed it with its attorneys. The Defendant understands the charges and the elements of the charge that the Government would have to prove to convict it at a trial. The Defendant has read the foregoing Plea Agreement and has carefully reviewed every part of it with its attorneys. It understands the terms and conditions contained in the Plea Agreement and voluntarily agrees to them. The Defendant also has discussed with its attorneys the rights it may have to appeal or challenge its conviction and sentence, and it understands that the appeal waiver contained in the Plea Agreement will prevent it, with the narrow exceptions stated, from appealing its conviction and sentence or challenging its conviction and sentence in any post-conviction proceeding. No one has threatened or forced it to plead guilty, and no promises or inducements have been made to it other than those discussed in the Plea Agreement. The discussions between Defendant’s attorneys and the Government toward reaching a negotiated plea in this case took place with its permission. Defendant is fully satisfied with the representation provided to it by its attorneys in this case.

SAMUEL J. GESTEN	DATE
EXECUTIVE VICE PRESIDENT and GENERAL COUNSEL
ALLERGAN, INC.

(Corporate Representative)

We are ALLERGAN, INC.’s lawyers. We have carefully reviewed the charges and the Plea Agreement with our client. To our knowledge, our client is making an informed and voluntary decision to plead guilty and to enter into the Plea Agreement.

____________________________________	____________________________________
STEPHEN S. COWEN
(Defense Attorney)	DATE

____________________________________	____________________________________
JOHN T. BENTIVOGLIO
(Defense Attorney)	DATE

INFORMATION BELOW MUST BE TYPED OR PRINTED

Stephen S. Cowen	ALLERGAN, INC.
(Attorney for Defendant)	(Defendant)

____________________________________	____________________________________
STREET	STREET

____________________________________	____________________________________
CITY & STATE ZIP CODE	CITY & COUNTRY MAIL CODE

PHONE NUMBER ___________________	PHONE NUMBER ______________________

STATE BAR OF GEORGIA NUMBER ___________________

Filed in Open Court

_________________________________

By ______________________________

U. S. DEPARTMENT OF JUSTICE

Statement of Special Assessment Account

This statement reflects your special assessment only. There may be other penalties imposed at sentencing.

ACCOUNT INFORMATION
CRIMINAL ACTION NO.:	1:10-CR-
DEFENDANT’S NAME:	ALLERGAN, INC.
PAY THIS AMOUNT:	$125.00

INSTRUCTIONS:

1.	PAYMENT MUST BE MADE BY CERTIFIED CHECK OR MONEY ORDER PAYABLE TO:

CLERK OF COURT, U.S. DISTRICT COURT

*PERSONAL CHECKS WILL NOT BE ACCEPTED*

2.	PAYMENT MUST REACH THE CLERK’S OFFICE WITHIN 30 DAYS OF THE ENTRY OF YOUR GUILTY PLEA

3.	PAYMENT SHOULD BE SENT OR HAND DELIVERED TO:

Clerk, U.S. District Court 2211 U.S. Courthouse 75 Spring Street, S.W. Atlanta, Georgia 30303 (Do not Send Cash)

4.	INCLUDE DEFENDANT’S NAME ON CERTIFIED CHECK OR MONEY ORDER

5.	ENCLOSE THIS COUPON TO INSURE PROPER AND PROMPT APPLICATION OF PAYMENT

6.	PROVIDE PROOF OF PAYMENT TO THE ABOVE-SIGNED AUSA WITHIN 30 DAYS OF THE GUILTY PLEA